Exhibit 99.1

GEN ID LAB SERVICES INC. ANNOUNCES

ROLL FORWARD OF OUTSTANDING SHARES

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FONTANA, CA – December 15, 2005…GEN ID Lab Services Inc. (“GEN ID”) (OTC:GDLB), announced today that it will be conducting a 2 for 1 forward roll of the issued and outstanding shares, effective December 16, 2005.  This decision was approved by a Special Meeting of the Shareholders held on November 28, 2005.  Following the effect of the forward roll, the total issued and outstanding shares will be 38,078,368.

The purpose of this forward roll is to increase the shares outstanding to provide for greater liquidity for GEN-ID’s shareholders.  It will reverse the roll back of shares that occurred in January 2004, under the previous management.

About GEN ID:

GEN ID is in the business of providing SNP testing.  SNP stands for Single Nucleotide Polymorphism.  A SNP is a small genetic change, or variation, that can occur within a person's DNA sequence.  This analysis will provide information on genetic predisposition to varies diseases, such as different forms of cancer, cardiovascular abnormalities, dermatological deceases, etc.  SNP data also allows predicting pharmacodynamic pattern pertinent to individual drugs for individual patients.

This news release may include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements.  Although GEN ID believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that may affect GEN ID’s operations and financial performance.  Among the factors that could cause results to differ materially are those risks discussed in GEN ID’s filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-KSB.

For more information visit the company’s website: www.Gen-IDLabs.com

Contact:

Public Relations Department

Office Number (909) 574-6470

IR Number (909) 609-4571

IR Manager-Alex

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